Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: March 30, 2022, 6:00 a.m. EDT	Contact: Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Lorie Tekorius Joins Greenbrier’s Board of Directors

Tekorius elected as Director following earlier appointment to CEO

Increases Board of Directors to 11 members

Lake Oswego, Oregon – March 30, 2022 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier” or “Company”) announced today that President and CEO, Lorie Tekorius, has been elected to its Board of Directors. Following her promotion to CEO on March 1, the election of Tekorius increases Greenbrier’s Board from 10 to 11 members. She is expected to be nominated for a three-year term to the Board for election at Greenbrier’s Annual Meeting of Shareholders in January 2023.

In addition to Greenbrier, Tekorius has served as an independent director on the Board of Directors of Alamo Group Inc. (NYSE: ALG) since 2019.

“Lorie is well-qualified to join the Board. She possesses a deep understanding of the Company and a steady commitment to its shareholders. Through her work with Alamo Group, Lorie brings direct public company board experience to this position. I thank Lorie for her longstanding commitment to Greenbrier, and I join the rest of our Directors in welcoming her to the Board,” said William A. Furman, Executive Chair.

“I am pleased to welcome Lorie to the Greenbrier Board. Throughout her career, she has created substantial value for the Company. The Board expects her contributions will further benefit Greenbrier and our shareholders as we continue to grow our operations, drive profitability and enhance shareholder value,” said Lead Director Admiral Thomas B. Fargo (USN Retired).

“It’s an honor to join Greenbrier’s Board of Directors and support the Company in this new capacity,” said Tekorius. “Alongside my Board colleagues, I look forward to collectively creating positive results for Greenbrier’s shareholders, customers, employees and all stakeholders.”

As announced in July 2020, Furman will serve as Executive Chairman through Greenbrier’s 2022 fiscal year. Furman’s current Board term continues until January 2024. Effective September 2022, the Board of Directors will appoint a Chair from among its nine independent directors.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 443,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of 12,900 railcars. Learn more about Greenbrier at www.gbrx.com.

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Lorie Tekorius Joins Greenbrier Board... (cont.)	Page 2

SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words such as “creating” and similar expressions to identify forward-looking statements. These forward-looking statements relate to a variety of matters, including, creation of positive results. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: We are unable to predict when, how, or with what magnitude COVID-19, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, supply disruptions, inflation, and increases in interest rates) will negatively impact our business. General inflation (including rising energy prices, interest rates and wages and other escalators), currency volatility and policy interventions in reaction to such events could have negative impacts on our business by increasing our operating and borrowing costs as well as decreasing the capital available for our customers to purchase our goods and services, among other factors. Our business may be negatively impacted as a result of armed conflict in Ukraine and related events. The risks to our business that may emerge include, among others, transportation disruptions in Europe, heightened inflation, cyber disruptions or attacks, higher manufacturing and borrowing costs, disruptions in supply chains and availability of raw materials, interruptions in manufacturing operations and disruptions in credit markets. More information on potential factors that could cause our results to differ from our forward-looking statements are included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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